Exhibit 21

Company (Name in which such subsidiary conducts business if other than corporate name):	State of Incorporation or Organization
112 Burleigh Avenue Norfolk, LLC	Virginia
1515 West State Street Boise, Idaho, LLC	Delaware
1740 Associates, LLC	Michigan
3581 Carter Hill Road - Montgomery Corp.	Alabama
39/41 Hightstown Road, LLC	New Jersey
4042 Warrensville Center Road - Warrensville Ohio, Inc.	Ohio
5277 Associates, Inc.	Washington
537 Elm Street Corporation	Rhode Island
5600 Superior Properties, Inc.	Ohio
657-659 Broad St. Corp.	New Jersey
764 South Broadway-Geneva, Ohio, LLC	Ohio
912 Elmwood Avenue - Buffalo, LLC	New York
Ann & Government Streets - Mobile, Alabama, LLC	Delaware
Apex Drug Stores, Inc.	Michigan
Broadview and Wallings-Broadview Heights Ohio, Inc.	Ohio
Central Avenue & Main Street Petal - MS, LLC	Delaware
Drug Palace, Inc.	Maine
Eagle Managed Care Corp.	Delaware
East Stone Drive & Bloomingdale Pike - Kingsport, Tennessee, LLC	Delaware
Eighth and Water Streets-Urichsville, Ohio, LLC	Delaware
England Street - Asheland Corporation	Virginia
Euclid and Wilders Roads - Bay City, LLC	Michigan
Fairground, LLC	Virginia
Fiona One Corp.	Delaware
GDF, Inc.	Maryland
Gettysburg & Germantown, LLC	Delaware
Gettysburg and Hoover - Dayton, Ohio, LLC	Ohio
Grand River & Fenkell, LLC	Delaware
Harco, Inc.	Alabama
K & B Alabama Corporation	Alabama
K & B Louisiana Corporation	Louisiana
K & B Mississippi Corporation	Mississippi
K & B Services, Incorporated	Louisiana
K & B Tennessee Corporation	Tennessee
K & B Texas Corporation	Texas
K & B, Incorporated	Delaware
Keystone Centers, Inc.	Pennsylvania
Lakehurst and Broadway Corporation	New Jersey
Louisville Avenue & North 18th Street-Monroe, Louisiana, LLC	Delaware
Main and McPherson - Clyde, LLC	Ohio
Mayfield & Chillicothe Roads - Chesterland, LLC	Ohio
Munson & Andrews, LLC	Delaware

Name Rite, LLC	Delaware
Northline & Dix - Toledo - Southgate, LLC	Michigan
Patton Drive and Navy Boulevard Property Corporation	Florida
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC	Delaware
PDS-1 Michigan, Inc.	Michigan
Perry Distributors, Inc.	Michigan
Perry Drug Stores, Inc.	Michigan
RA 5-Points, LLC	Virginia
RA Indian River/Kempsville, LLC	Virginia
Ram-Utica, Inc.	Michigan
RDS Detroit, Inc.	Michigan
READ’S, Inc.	Maryland
Richfield Road - Flint, Michigan, LLC	Michigan
Richmond Road & Monticello Boulevard - Richmond Heights, Ohio, LLC	Delaware
Rite Aid Corporation	Delaware
Rite Aid Drug Palace, Inc.	Delaware
Rite Aid Hdqtrs. Corp.	Delaware
Rite Aid Hdqtrs. Funding, Inc.	Delaware
Rite Aid Health Solutions, LLC	Delaware
Rite Aid Lease Management Company	California
Rite Aid of Alabama, Inc.	Alabama
Rite Aid of Connecticut, Inc.	Connecticut
Rite Aid of Delaware, Inc.	Delaware
Rite Aid of Florida, Inc.	Florida
Rite Aid of Georgia, Inc.	Georgia
Rite Aid of Illinois, Inc.	Illinois
Rite Aid of Indiana, Inc.	Indiana
Rite Aid of Kentucky, Inc.	Kentucky
Rite Aid of Maine, Inc.	Maine
Rite Aid of Maryland, Inc.	Maryland
Rite Aid of Massachusetts, Inc.	Massachusetts
Rite Aid of Michigan, Inc.	Michigan
Rite Aid of New Hampshire, Inc.	New Hampshire
Rite Aid of New Jersey, Inc.	New Jersey
Rite Aid of New York, Inc.	New York
Rite Aid of North Carolina, Inc.	North Carolina
Rite Aid of Ohio, Inc.	Ohio
Rite Aid of Pennsylvania, Inc.	Pennsylvania
Rite Aid of South Carolina, Inc.	South Carolina
Rite Aid of Tennessee, Inc.	Tennessee
Rite Aid of Vermont, Inc.	Vermont
Rite Aid of Virginia, Inc.	Virginia
Rite Aid of Washington, D.C., Inc.	Wash. D.C.
Rite Aid of West Virginia, Inc.	West Virginia

Rite Aid Realty Corp.	Delaware
Rite Aid Rome Distribution Center, Inc.	New York
Rite Aid Services, LLC	Delaware
Rite Aid Transport, Inc.	Delaware
Rite Fund, Inc.	Delaware
Rite Investments Corp.	Delaware
Rite Investments Corp., LLC	Delaware
Route 1 & Hood Road - Fredericksburg, LLC	Virginia
Route 202 at Route 124 Jaffrey-New Hampshire, LLC	Delaware
Rx Choice, Inc.	Delaware
Rx USA, Inc.	Delaware
Seven Mile and Evergreen - Detroit, LLC	Michigan
Silver Springs Road-Baltimore, Maryland/One, LLC	Delaware
Silver Springs Road-Baltimore, Maryland/Two, LLC	Delaware
State & Fortification Streets - Jackson, Mississippi, LLC	Delaware
State Street and Hill Road-Gerard, Ohio, LLC	Delaware
The Lane Drug Company	Ohio
The Muir Company	Ohio
Thrifty Corporation	California
Thrifty PayLess, Inc.	California
Tyler and Sanders Road - Birmingham-Alabama, LLC	Delaware